                                                                EXHIBIT 10.68

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------


         AGREEMENT (the "Agreement") effective as of July 1, 1994 among GI DRUG DESIGN, INC., a Delaware corporation having its principal place of business at 87 CambridgePark Drive, Cambridge, Massachusetts 02140 (hereinafter referred to as "GI Sub"), IL-12 PARTNERS, a general partnership organized under the laws of the State of Delaware (the "Partnership"), and GENETICS INSTITUTE, INC., a Delaware corporation having its principal place of business at 87 CambridgePark Drive, Cambridge, Massachusetts 02140 (hereinafter referred to as "GI").


                                  INTRODUCTION
                                  ------------

         1. GI has entered into a License Agreement effective as of July 1, 1994 (the "License Agreement") with GI Sub relating to the development and commercialization of IL-12 (as defined in the License Agreement) in the Territory (as defined in the License Agreement).

         2. AHP IL-12 Corporation and GI Sub have entered into a Partnership Agreement effective as of July 1, 1994 (the "Partnership Agreement") to form the Partnership to provide for the development and commercialization of IL-12 in the Territory.

         3. GI Sub desires to contribute the License Agreement to the Partnership by assigning the License Agreement to the Partnership for the consideration set forth herein and the Partnership desires to assume any and all rights and obligations of GI Sub under the

License Agreement.

         4. GI is willing to consent to such assignment and assumption of the License Agreement.

         In consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the parties agree as follows:

                             Article I. DEFINITIONS
                             ----------------------

         All capitalized terms not expressly defined in this Agreement shall have the meanings assigned to them in the License Agreement and the Partnership Agreement.

                     Article II. ASSIGNMENT AND ASSUMPTION
                     -------------------------------------

         2.1     ASSIGNMENT.      GI Sub hereby assigns, transfers and conveys
to the Partnership any and all of its rights, obligations and interests under the License Agreement. The foregoing assignment shall survive any liquidation or dissolution of the Partnership.

         2.2.    ASSUMPTION.      The Partnership hereby agrees to assume, and
to fully perform, pay and discharge, any and all of GI Sub's rights, obligations and interests under the License Agreement.

         2.3.    CONSIDERATION.   In consideration of the foregoing assignment
of the License Agreement, the Partnership shall pay to GI Sub the royalties set forth in Article IV of this Agreement.



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                     Article III.  CONSENT AND SUBSTITUTION
                     --------------------------------------

         3.1.    CONSENT.         GI hereby consents to the foregoing
assignment and assumption of the License Agreement by GI Sub to the Partnership.

         3.2.    SUBSTITUTION.    GI Sub, the Partnership and GI hereby agree
that all references in the License Agreement to Licensee shall be deemed to be references to the Partnership. With respect to Section 11.7 of the License Agreement, GI Sub, the Partnership and GI hereby agree that the reference to notices to GI Sub shall be deemed to be a reference to notices to the Partnership, and all notices to the Partnership under the License Agreement shall be addressed to the Partnership as set forth in Section 6.6 of this Agreement. GI Sub, the Partnership, and GI hereby agree to amend and restate
Section 11.3 of the License Agreement as follows:

         "11.3 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned or transferred by either Party without the prior written consent of the other Party, except (a) to a person who acquires all or substantially all of the ethical pharmaceutical business of the assigning Party by merger, consolidation, sale of its assets or otherwise or (b) to a Sole Partner, Continuing Partner, or a Partner pursuant to the terms of the Partnership Agreement."

GI further agrees that to the extent a default is attributable to an act or omission of GI Sub under the Partnership Agreement, or GI under the Parent Company Agreement, GI shall not exercise its rights under Section 8.2 of the License Agreement, and any purported exercise of such rights shall be of no effect.


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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


                             Article IV.  ROYALTIES
                             ----------------------

         4.1.    Royalties.
                 ---------

                 (a) For each annual period, the Partnership shall pay to GI Sub during the term described in paragraph (b) below, the following earned royalties at the percentage rate set forth for each incremental bracket of Net
Sales made by the Partnership, its Affiliates or Sublicensees (including, without limitation, Sole Partners and Continuing Partners) of Licensed Products in the Territory (other than Net Sales to or by third party commercial collaborators of the Partnership in the Gene Therapy and Vaccine Adjuvant fields, for which the terms of sale are dealt with in Section 5.2(b) of the Partnership Agreement):

                 Royalty Rate              Annual Net Sales in the Territory
                 ------------              ---------------------------------
                     *****                 Net Sales up to U.S. ************

                     *****                 Incremental Net Sales above U.S. ************ and up to and including
                                           ************


                     *****                 Incremental Net Sales above U.S. ************ and up to and including
                                           ************

                     *****                 Incremental Net Sales above U.S. ************ and up to and including
                                           ************


                     *****                 Incremental Net Sales above U.S. ************

For the purpose of calculating royalties, the annual period shall begin with the first full calendar quarter of Net Sales of Licensed Products following market approval anywhere in the Territory, and

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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATEY WITH THE SECURITIES AND
EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


shall be independent of GI Sub's and the Partnership's fiscal years. In addition, for the purpose of calculating royalties payable on Net Sales of Vaccine Adjuvant Licensed Products hereunder, such Net Sales shall not be based on the combined product price as set forth in Section 1.19 of the License Agreement. The Parties shall instead, on a product-by-product basis, negotiate in good faith a formula which reasonably allocates to GI Sub a royalty based on the relative contributions of IL-12 and the vaccine to each Vaccine Adjuvant Licensed Product.

                 (b) Royalties based on patent rights shall be payable on Licensed Products, the making, using or selling of which is covered by a Valid Claim under the GI Patent Rights, Roche Patent Rights or Wistar Patent Rights in the Territory for the life of such patents rights in the country of manufacture, use or sale. Royalties based solely on know-how shall be payable on a country- by-country basis on Licensed Products, the making, using or selling of which involves use of the Know-How, Roche Know-How or Wistar Know-How, for a period of ************ years in each country in the Territory after the first commercial sale of any Licensed Product in each such country in the Territory. Under no circumstances shall the Partnership be obligated to pay royalties under paragraph (a) above with respect to both (i) the GI Patent Rights, Roche Patent Rights and/or Wistar Patent Rights and (ii) the GI Know-How, Roche Know-How and/or Wistar Know-How; only one royalty shall be due with respect to each sale of a Licensed Product.


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                 (c)      During the term of the sublicenses granted in Section
2.2 of the License Agreement, the Partnership shall pay to GI Sub (or at GI Sub's option, pay to Roche directly), earned royalties at the rate and on the terms set forth in the Roche Cross-License on all sales or other disposition by the Partnership, its Affiliates and Sublicensees of Licensed Products for which earned royalties are payable to Roche under the Roche Cross-License. All earned royalties and other income paid to GI by Roche pursuant to the Roche Cross-License with respect to the Territory shall promptly be paid by GI to the Partnership, and GI agrees to diligently enforce its rights to such royalties in accordance with the terms of the Roche Cross-License.

                 (d) In addition, the Partnership shall pay to Wistar (or at GI Sub's option, to GI Sub as its payment agent for payment to Wistar) earned royalties at the rate and on the terms set forth in the Wistar License on all sales or other disposition by the Partnership, its Affiliates and Sublicensees of Licensed Products for which earned royalties are payable to Wistar under the Wistar License.

                 (e) To the extent provided in this paragraph (e), the Partnership shall be responsible for any and all future license fees, royalties and similar payments which may become due to a third party or parties in connection with the exploitation of the licenses and sublicenses granted or acknowledged pursuant to the License Agreement. In the event that the Partnership, or GI or any of its Affiliates, with the Partnership's consent, which consent

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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


shall not be unreasonably withheld, enters into any future agreements with third parties (other than the Roche Cross-License and Wistar License as in effect as of the date of this Agreement or an agreement entered into pursuant to paragraph (f) below) which are reasonably necessary or useful for using, developing, registering, manufacturing PNs, formulating, filling and finishing, distributing and/or selling Licensed Products in the Territory and which provide for the payment of royalties, license fees or other amounts, the Partnership shall pay such amounts to such third party or reimburse GI or GI Sub for making such payments to such third party. Notwithstanding the foregoing, the Partnership shall have the right to deduct from the royalties thereafter payable to GI Sub pursuant to paragraph (a) above on Net Sales of Licensed Products, the sale of which are subject to such third party payments, an amount equal to up to ***** ******* ***** of such third party payments, provided that the total royalties otherwise due GI Sub on Net Sales, subject to such third party payments, in any calendar quarter shall not be reduced by more than ***** ******* ***** as a result of such deduction and deductions taken pursuant to paragraphs (f) and (g) of this Section 4.1.

                 (f) If the Partnership, in order to operate under or exploit in the Territory any of the licenses granted or acknowledged under
Article II of the License Agreement, must make payments (including without limitation royalties, option fees or license fees) to one or more unrelated third parties (other than payments to Roche or Wistar pursuant to the terms of the Roche

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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


Cross-License and Wistar License in effect as of the date of this Agreement) to obtain a license or similar right in the absence of which Licensed Products could not thereafter be developed, used, registered, formulated, filled and finished, distributed and/or sold in the Territory, the Partnership shall have the right to deduct from the royalties thereafter payable to GI Sub pursuant to paragraph (a) above on Net Sales of Licensed Products, the sale of which are subject to such third party payments, an amount equal to up to ***** ******* ***** of such third party payments, provided that the total royalties otherwise due GI Sub on Net Sales, subject to such third party payments, in any calendar quarter shall not be reduced by more than ***** ******* ***** as a result of such deduction and deductions taken pursuant to paragraphs (e) and (g) of this
Section 4.1.

                 (g) The Partnership shall have the right to deduct from the current or future royalties payable to GI Sub pursuant to paragraph (a) above an amount equal to up to *** ******* ******* ****** of the cumulative Direct Cost reimbursement required to be made by the Partnership to GI pursuant to Section 6.2(a) of the License Agreement, provided that the total royalties otherwise due GI Sub on Net Sales in any calendar quarter shall not be reduced by more than *********** ******* ***** as a result of such deduction and by not more than ***** ******* ***** as a result of such deduction and deductions taken pursuant to paragraphs (e) and (f) of this Section 4.1.


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         4.2.    REPORTS AND PAYMENT.  The Partnership shall deliver to GI Sub within forty five (45) days after the end of each calendar quarter following the first market approval of a Licensed Product a written report showing its computation of royalties due under this Agreement upon Net Sales by the Partnership, its Affiliates and Sublicensees during such calendar quarter. All Net Sales shall be segmented in each such report according to sales by the Partnership, each Affiliate and each Sublicensee, as well as on a country-by-country basis, including the rates of exchange used to convert such royalties to United States Dollars from the currency in which such sales were made. For the purposes hereof, the rates of exchange to be used for converting royalties due pursuant to (i) Section 4.1(a) of this Agreement to United States Dollars shall be those published for the purchase of Dollars in the East Coast Edition of the WALL STREET JOURNAL for the last business day of the calendar quarter for which payment is due, (ii) Section 4.1(c) of this Agreement to United States Dollars shall be those set forth in the Roche Cross-License and
(iii) Section 4.1(d) of this Agreement to United States Dollars shall be those set forth in the Wistar License. Subject to the provisions of Section 4.3 of this Agreement, the Partnership, simultaneously with the delivery of each such report, shall tender payment in United States Dollars of all royalties shown to be due therein.

         4.3. FOREIGN ROYALTIES. Where royalties are due GI Sub hereunder for sales of Licensed Products in a country in the Territory where, by reason of currency regulations or taxes of any

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
kind, it is impossible or illegal for the Partnership, any Affiliate or Sublicensee to transfer royalty payments to GI Sub for Net Sales in that country in the Territory, such royalties shall be deposited in whatever currency is allowable by the person or entity not able to make the transfer for the benefit or credit of GI Sub in an accredited bank in that country in the Territory that is acceptable to GI Sub. At the Partnership's option, royalties payable on account of Net Sales of a Sublicensee may be paid directly to GI Sub by such Sublicensee, provided that the Partnership shall remain jointly and severally liable for such payment until received by GI Sub.

         4.4.    TAXES.   Any and all taxes imposed or levied on account of
royalties payable under this Agreement which are required to be withheld by the Partnership shall be paid by the Partnership, its Affiliates or Sublicensees on behalf of GI Sub and will be paid to the proper taxing authority. Proof of payment will be secured, if available, and sent to GI Sub by the Partnership, its Affiliates or Sublicensees as evidence of such payment in such form as required by the tax authorities having jurisdiction over the Partnership, its Affiliates or Sublicensees. Such taxes will be deducted from the amount which would otherwise be remittable by the Partnership, its Affiliates or Sublicensees.

         4.5. RECORDS. The Partnership shall keep, and shall require all Affiliates and Sublicensees to keep, for a period of at least three years, full, true and accurate books of accounts and other records containing all information and data which may be necessary

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
to ascertain and verify the royalties payable to GI Sub, to Roche, to Wistar and to other third parties. During the term of this Agreement and for a period of three years following its termination, GI Sub shall have the right from time to time (not to exceed twice during each calendar year and on not less than 48 hours notice) to inspect in confidence during business hours, or have an agent, accountant or other representative reasonably acceptable to the Partnership inspect in confidence, such books, records and supporting data.

                              Article V.  DEFAULTS
                              --------------------

         5.1     PARTNERSHIP DEFAULT.      In the event that the Partnership
shall be in default of any of its material obligations hereunder and shall fail to remedy any such default within sixty (60) days after notice thereof by GI Sub, such default shall be a default under this Agreement and shall be deemed a default of a material obligation under the License Agreement. In any such event, GI Sub shall be entitled to seek any rights and remedies available at law and in equity. In addition, GI shall be entitled to terminate the License Agreement at the end of such sixty (60) day period. Notwithstanding the foregoing, in the event of a default that cannot, by its nature, be cured within such sixty (60) day period, GI Sub and GI shall not have the right to terminate this Agreement or the License Agreement (but GI Sub shall retain any other rights and remedies it may be afforded by law or in equity) if the Partnership proposes a plan of action relating to such default which is reasonably acceptable to GI Sub and the Partnership is diligently complying with such plan.

         5.2.    SUBLICENSEE DEFAULT.      With respect to any sublicense of
the GI Patent Rights or Wistar Patent Rights and of the GI Know-How or Wistar Know-How, any further sublicense of the Roche Patent Rights or the Roche Know-How, the Partnership shall remain primarily liable to GI Sub for all of the Partnership's duties and obligations contained in this Agreement, provided that the Partnership shall be excused from its duties and obligations to GI Sub to the extent that a Sublicensee shall have defaulted in its duties and obligations to the Partnership so long as the Partnership is diligently enforcing its rights against such Sublicensee and is keeping GI Sub informed of any suspected or actual default thereof and its actions relating thereto.

         5.3.    ROCHE DEFAULT.   GI shall be primarily liable to the
Partnership for all amounts due the Partnership pursuant to the last sentence of Section 4.1(c) of this Agreement, provided that GI shall be excused from such liability to the extent that Roche shall have defaulted in its payment to GI so long as GI is diligently enforcing its rights against Roche and is keeping the Partnership informed of any suspected or actual default thereof and its actions related thereto.

                           Article VI.  MISCELLANEOUS
                           --------------------------

        6.1. PUBLICITY. Except as required by law, none of the parties (nor any of their Affiliates) shall originate any


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publicity, news release or other public announcement, written or oral, relating to the Partnership Agreement or the Basic Agreements, or the existence of an arrangement among the parties, without prior written notice and consultation with the Steering Committee of the Partnership, and such party shall be free to originate such publicity unless the Steering Committee determines such proposed publicity would be detrimental to the best interest of the Partnership. This
Section 6.1 shall supersede Section 11.2 of the License Agreement.

         6.2. ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned or transferred by a party without the prior written consent of the other parties, except to a party who acquires all or substantially all of the ethical pharmaceutical business of the assigning party by merger, consolidation, sale of assets or otherwise.

         6.3. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

         6.4. FORCE MAJEURE. In the event that a party is prevented from performing or is unable to perform any of its obligations under this Agreement due to any cause beyond the reasonable control of the party invoking this
Section 6.4 if such party shall have used all reasonable efforts to avoid such occurrence, such party shall give notice to the other parties in writing promptly, and thereupon the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or


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inability to perform due to such occurrence.

         6.5. WAIVER. The waiver by any party of a breach or a default of any provision of this Agreement by another party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of a party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such party.

         6.6. NOTICES. Any notice or other communication in connection with this Agreement must be in writing and if by sent mail, by first class registered or certified mail pre-paid, return receipt requested, and if transmitted by telecopier, with a copy sent by mail in accordance with this Section 6.6, and shall be effective when delivered personally to the addressee at the address or telecopier number listed below or such other address or telecopier number as the addressee shall have specified in a notice actually received by the addressor, provided that notice by telecopier shall not be effective until confirmed by mail as herein provided.

Notices to GI Sub shall be addressed as follows:

                GI Drug Design, Inc.
                c/o Genetics Institute, Inc.
                87 CambridgePark Drive
                Cambridge, Massachusetts  02140
                Attention:  President
                Telecopier:  (617)876-1679

with a copy to:

                General Counsel
                Legal Department
                Telecopier: (617) 876-5851



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Notices to the Partnership shall be addressed in duplicate as follows:

                                    IL-12 Partners
                                    c/o AHP IL-12 Corporation
                                    c/o American Home Products Corporation
                                    Five Giralda Farms
                                    Madison, NJ  07940
                                    Attention:  General Counsel
                                    Telecopier:  (201) 660-7155

with a copy to:

                                    Wyeth-Ayerst Laboratories
                                    555 Lancaster Avenue
                                    St. David's, PA 19087
                                    Attention:  Senior Vice President-
                                                 Business Development
                                    Telecopier: (610) 688-9498
and:
                                    IL-12 Partners
                                    c/o GI Drug Design, Inc.
                                    c/o Genetics Institute, Inc.
                                    87 CambridgePark Drive
                                    Cambridge, Massachusetts  02140
                                    Telecopier: (617) 876-1679
                                    Attention:  President

with a copy to:
                                    General Counsel
                                    Legal Department
                                    Telecopier: (617) 876-5851

Notices to GI shall be addressed as follows:

                                    Genetics Institute, Inc.
                                    87 CambridgePark Drive
                                    Cambridge, Massachusetts  02140
                                    Attention:  President

with a copy to:

                                    General Counsel
                                    Legal Department
                                    Telecopier: (617) 876-5851

        6.7. NO AGENCY. Nothing herein shall be deemed to constitute the parties as the agent or representative of another party, or the parties as joint venturers or partners for any


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
purpose. Each party shall be an independent contractor, not an employee or partner of the other parties, and the manner in which each party renders its services under this Agreement shall be within its sole discretion. No party shall be responsible for the acts or omissions of another party, and no party will have authority to speak for, represent or obligate another party in any way without prior written authority from the other party.

        6.8. ENTIRE AGREEMENT. This Agreement contains the full understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating thereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the parties by their respective officers thereunto duly authorized.

        6.9. HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.


       6.10. SEVERABILITY. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

        6.11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

        6.12. THIRD PARTIES. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party other than Roche and Wistar in accordance with the Roche Cross-License and the Wistar License.

        6.13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument in their names by their properly and duly authorized officers or representatives as of the date set forth below.

                                        GI DRUG DESIGN, INC.

                                        By:       /s/ Jack Morgan
                                             -----------------------------
                                        Name:      Jack Morgan
                                               -----------------------------
                                        Title:     Vice President
                                               -----------------------------
                                        Date:      November 29, 1994
                                               -----------------------------

                                        IL-12 PARTNERS

                                        By:      AHP IL-12 Corporation
                                               -----------------------------
                                        Name:   /s/ Hans Mueller
                                               -----------------------------
                                        Title:  Vice Pres. of AHP IL-12
                                               -----------------------------
                                        Date:       December 9, 1994
                                               -----------------------------


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
                                        By:      GI Drug Design, Inc.
                                             ----------------------------
                                        Name:   /s/ Jack Morgan
                                              ----------------------------
                                        Title:      Vice President
                                               ----------------------------
                                        Date:       November 29, 1994
                                               ----------------------------


                                        GENETICS INSTITUTE, INC.

                                        By:   /s/ Jack Morgan
                                            ----------------------------
                                        Name:     Jack Morgan
                                              ----------------------------
                                        Title:    Vice President
                                              ----------------------------
                                        Date:     November 29, 1994
                                              ----------------------------



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